EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of K-Swiss Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2004

/s/ Steven Nichols
Name:	Steven Nichols
Title:	President and Chief Executive Officer

/s/ George Powlick
Name:	George Powlick
Title:	Vice President of Finance and
Chief Financial Officer